EXHIBIT 99.1

CHENIERE ENERGY PARTNERS, L.P. NEWS RELEASE
Cheniere Partners Reports Second Quarter 2025 Results and Reconfirms Full Year 2025 Distribution Guidance
HOUSTON--(BUSINESS WIRE)-- Cheniere Energy Partners, L.P. (“Cheniere Partners”) (NYSE: CQP) today announced its financial results for second quarter 2025.
HIGHLIGHTS
•During the three and six months ended June 30, 2025, Cheniere Partners generated revenues of $2.5 billion and $5.4 billion, net income of $553 million and $1.2 billion, and Adjusted EBITDA1 of $0.7 billion and $1.8 billion, respectively.
•With respect to the second quarter of 2025, Cheniere Partners declared a cash distribution of $0.820 per common unit to unitholders of record as of August 8, 2025, comprised of a base amount equal to $0.775 and a variable amount equal to $0.045. The common unit distribution and the related general partner distribution will be paid on August 14, 2025.
•Reconfirming full year 2025 distribution guidance of $3.25 - $3.35 per common unit, maintaining a base distribution of $3.10 per common unit.
•In June 2025, certain subsidiaries of Cheniere Partners updated the SPL Expansion Project’s (defined below) application with the Federal Energy Regulatory Commission (“FERC”) to reflect a two-phased project, inclusive of three liquefaction trains and supporting infrastructure, maintaining an expected total peak production capacity of up to approximately 20 million tonnes per annum (“mtpa”) of liquefied natural gas (“LNG”), inclusive of estimated debottlenecking opportunities.
•In July 2025, Cheniere Partners produced and loaded its 3,000th LNG cargo since commencing export operations at the Sabine Pass LNG terminal in February 2016.

2025 FULL YEAR DISTRIBUTION GUIDANCE

2025
Distribution per Unit	$3.25	-	$3.35

SUMMARY AND REVIEW OF FINANCIAL RESULTS

(in millions, except LNG data)	Three Months Ended June 30,			Six Months Ended June 30,
	2025	2024	% Change	2025	2024	% Change
Revenues	$2,455	$1,894	30%	$5,444	$4,189	30%
Net income	$553	$570	(3)%	$1,194	$1,252	(5)%
Adjusted EBITDA[1]	$726	$832	(13)%	$1,764	$1,832	(4)%
LNG exported:
Number of cargoes	98	103	(5)%	210	217	(3)%
Volumes (TBtu)	352	373	(6)%	758	791	(4)%
LNG volumes loaded (TBtu)	351	372	(6)%	756	789	(4)%
___________________________
1 Non-GAAP financial measure. See “Reconciliation of Non-GAAP Measures” for further details.

As compared to the corresponding 2024 periods, net income decreased approximately $17 million and $58 million during the three and six months ended June 30, 2025, respectively, while Adjusted EBITDA1 decreased by approximately $106 million and $68 million during the three and six months ended June 30, 2025, respectively. The decreases for both periods were primarily attributable to planned maintenance activities during the three months ended June 30, 2025 resulting in higher operating expenses and lower volumes recognized in income during the period. The decreases were partially offset by higher gross margins per MMBtu of LNG delivered during the 2025 periods as compared to the corresponding 2024 periods.
During the three and six months ended June 30, 2025, we recognized in income 351 and 756 TBtu, respectively, of LNG loaded from the SPL Project (defined below).
Capital Resources
The table below provides a summary of our available liquidity (in millions) as of June 30, 2025:

June 30, 2025
Cash and cash equivalents	$108
Restricted cash and cash equivalents	36
Available commitments under our credit facilities:
Sabine Pass Liquefaction, LLC (“SPL”) Revolving Credit Facility	785
Cheniere Partners Revolving Credit Facility	1,000
Total available commitments under our credit facilities	1,785

Total available liquidity	$1,929
Recent Key Financial Transactions and Updates
In July 2025, we issued $1.0 billion of aggregate principal amount of 5.550% Senior Notes due 2035, and the net proceeds, together with cash on hand, were used to redeem $1.0 billion of the aggregate principal amount of SPL’s 5.875% Senior Secured Notes due 2026.

During the six months ended June 30, 2025, SPL repaid the remaining $300 million in principal amount of its 5.625% Senior Secured Notes due 2025 with cash on hand.
SABINE PASS OVERVIEW
We own natural gas liquefaction facilities with total production capacity of over 30 mtpa of LNG at the Sabine Pass LNG terminal in Cameron Parish, Louisiana (the “SPL Project”).
As of August 1, 2025, approximately 3,030 cumulative LNG cargoes totaling approximately 210 million tonnes of LNG have been produced, loaded, and exported from the SPL Project.
SPL Expansion Project
We are developing an expansion adjacent to the SPL Project with an expected total peak production capacity of up to approximately 20 mtpa of LNG (the “SPL Expansion Project”), inclusive of estimated debottlenecking opportunities. In February 2024, certain of our subsidiaries submitted an application to the FERC for authorization to site, construct and operate the SPL Expansion Project, as well as an application to the Department of Energy (“DOE”) requesting authorization to export LNG to Free-Trade Agreement (“FTA”) and non-FTA countries, both of which applications exclude debottlenecking. In October 2024, we received authorization from the DOE to export LNG to FTA countries. In June 2025, the SPL Expansion Project’s FERC application was updated to reflect a two-phased project, inclusive of three liquefaction trains and supporting infrastructure, maintaining an expected total peak production capacity of up to approximately 20 mtpa of LNG.
DISTRIBUTIONS TO UNITHOLDERS
In July 2025, we declared a cash distribution of $0.820 per common unit to unitholders of record as of August 8, 2025, comprised of a base amount equal to $0.775 ($3.10 annualized) and a variable amount equal to $0.045, which takes into consideration, among other things, amounts reserved for annual debt repayment and capital allocation goals, anticipated capital expenditures to be funded with cash, and cash reserves to provide for the proper conduct of the business. The common unit distribution and the related general partner distribution will be paid on August 14, 2025.

INVESTOR CONFERENCE CALL AND WEBCAST
Cheniere Energy, Inc. (NYSE: LNG) will host a conference call to discuss its financial and operating results for the second quarter 2025 on Thursday, August 7, 2025, at 11 a.m. Eastern time / 10 a.m. Central time. A listen-only webcast of the call and an accompanying slide presentation may be accessed through our website at www.cheniere.com. Following the call, an archived recording will be made available on our website. The call and accompanying slide presentation will include financial and operating results or other information regarding Cheniere Partners.

About Cheniere Partners
Cheniere Partners owns the Sabine Pass LNG terminal located in Cameron Parish, Louisiana, which has natural gas liquefaction facilities with a total production capacity of over 30 mtpa of LNG. The Sabine Pass LNG terminal also has operational regasification facilities that include five LNG storage tanks, vaporizers, and three marine berths. Cheniere Partners also owns the Creole Trail Pipeline, which interconnects the Sabine Pass LNG terminal with a number of large interstate and intrastate pipelines.

For additional information, please refer to the Cheniere Partners website at www.cheniere.com and Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, filed with the Securities and Exchange Commission.

Use of Non-GAAP Financial Measures
In addition to disclosing financial results in accordance with U.S. GAAP, the accompanying news release contains a non-GAAP financial measure. Adjusted EBITDA is a non-GAAP financial measure that is used to facilitate comparisons of operating performance across periods. This non-GAAP measure should be viewed as a supplement to and not a substitute for our U.S. GAAP measures of performance and the financial results calculated in accordance with U.S. GAAP, and the reconciliation from these results should be carefully evaluated.

Forward-Looking Statements
This press release contains certain statements that may include “forward-looking statements.” All statements, other than statements of historical or present facts or conditions, included herein are “forward-looking statements.” Included among “forward-looking statements” are, among other things, (i) statements regarding Cheniere Partners’ financial and operational guidance, business strategy, plans and objectives, including the development, construction and operation of liquefaction facilities, (ii) statements regarding Cheniere Partners’ anticipated quarterly distributions and ability to make quarterly distributions at the base amount or any amount, (iii) statements regarding regulatory authorization and approval expectations, (iv) statements expressing beliefs and expectations regarding the development of Cheniere Partners’ LNG terminal and liquefaction business, (v) statements regarding the business operations and prospects of third-parties, (vi) statements regarding potential financing arrangements, (vii) statements regarding future discussions and entry into contracts, and (viii) statements relating to our goals, commitments and strategies in relation to environmental matters. Although Cheniere Partners believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Cheniere Partners’ actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Cheniere Partners’ periodic reports that are filed with and available from the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Cheniere Partners does not assume a duty to update these forward-looking statements.

 (Financial Tables Follow)

Cheniere Energy Partners, L.P.
Consolidated Statements of Operations
(in millions, except per unit data)(1)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Revenues
LNG revenues	$1,857	$1,454	$4,124	$3,174
LNG revenues—affiliate	549	391	1,220	915
Regasification revenues	34	34	68	68
Other revenues	15	15	32	32
Total revenues	2,455	1,894	5,444	4,189

Operating costs and expenses
Cost of sales (excluding operating and maintenance expense and depreciation and amortization expense shown separately below)	1,196	661	2,899	1,625
Cost of sales—affiliate	—	—	—	4
Operating and maintenance expense	289	210	492	410
Operating and maintenance expense—affiliate	42	39	86	82
Operating and maintenance expense—related party	13	16	28	29
General and administrative expense	2	3	6	6
General and administrative expense—affiliate	24	23	47	45
Depreciation and amortization expense	171	170	342	338
Other operating costs and expenses	2	5	2	8
Other operating costs and expenses—affiliate	1	1	1	1
Total operating costs and expenses	1,740	1,128	3,903	2,548

Income from operations	715	766	1,541	1,641

Other income (expense)
Interest expense, net of capitalized interest	(188)	(202)	(378)	(404)
Loss on modification or extinguishment of debt	—	(3)	—	(3)
Interest and dividend income	4	9	9	18
Other income—affiliate	22	—	22	—
Total other expense	(162)	(196)	(347)	(389)

Net income	$553	$570	$1,194	$1,252

Basic and diluted net income per common unit(1)	$0.91	$0.95	$1.99	$2.13

Weighted average basic and diluted number of common units outstanding	484.0	484.0	484.0	484.0

(1)Please refer to the Cheniere Energy Partners, L.P. Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, filed with the Securities and Exchange Commission.

Cheniere Energy Partners, L.P.
Consolidated Balance Sheets
(in millions, except unit data) (1)
(unaudited)

	June 30,	December 31,
	2025	2024
ASSETS
Current assets
Cash and cash equivalents	$108	$270
Restricted cash and cash equivalents	36	109
Trade and other receivables, net of current expected credit losses	261	380
Trade and other receivables—affiliate	147	164
Trade receivables, net of current expected credit losses—related party	—	1
Advances to affiliates	191	101
Inventory	153	151
Current derivative assets	28	84
Prepaid expenses	65	42
Other current assets, net	27	23
Other current assets—affiliate	1	—
Total current assets	1,017	1,325

Property, plant and equipment, net of accumulated depreciation	15,540	15,760
Operating lease assets	78	79
Derivative assets	103	98
Other non-current assets, net	192	191
Total assets	$16,930	$17,453

LIABILITIES AND PARTNERS’ DEFICIT
Current liabilities
Accounts payable	$71	$62
Accrued liabilities	667	838
Accrued liabilities—related party	—	5
Current debt, net of unamortized discount and debt issuance costs	609	351
Due to affiliates	42	63
Deferred revenue	110	120
Deferred revenue—affiliate	1	3
Current derivative liabilities	142	250
Other current liabilities	13	20
Total current liabilities	1,655	1,712

Long-term debt, net of unamortized discount and debt issuance costs	14,213	14,761
Derivative liabilities	1,136	1,213
Other non-current liabilities	243	252
Other non-current liabilities—affiliate	23	24
Total liabilities	17,270	17,962

Partners’ deficit
Common unitholders’ interest (484.0 million units issued and outstanding at both June 30, 2025 and December 31, 2024)	2,197	1,821
General partner’s interest (2% interest with 9.9 million units issued and outstanding at both June 30, 2025 and December 31, 2024)	(2,537)	(2,330)
Total partners’ deficit	(340)	(509)
Total liabilities and partners’ deficit	$16,930	$17,453

(1)Please refer to the Cheniere Energy Partners, L.P. Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, filed with the Securities and Exchange Commission.

Reconciliation of Non-GAAP Measures
Regulation G Reconciliations
Adjusted EBITDA
The following table reconciles our Adjusted EBITDA to U.S. GAAP results for the three and six months ended June 30, 2025 and 2024 (in millions):

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net income	$553	$570	$1,194	$1,252
Interest expense, net of capitalized interest	188	202	378	404
Loss on modification or extinguishment of debt	—	3	—	3
Interest and dividend income, including affiliate	(26)	(9)	(31)	(18)
Income from operations	$715	$766	$1,541	$1,641
Adjustments to reconcile income from operations to Adjusted EBITDA:
Depreciation and amortization expense	171	170	342	338
Gain from changes in fair value of commodity derivatives, net (1)	(160)	(104)	(119)	(147)
Adjusted EBITDA	$726	$832	$1,764	$1,832

(1) Change in fair value of commodity derivatives prior to contractual delivery or termination
Adjusted EBITDA is commonly used as a supplemental financial measure by our management and external users of our Consolidated Financial Statements to assess the financial performance of our assets without regard to financing methods, capital structures, or historical cost basis. Adjusted EBITDA is not intended to represent cash flows from operations or net income as defined by U.S. GAAP and is not necessarily comparable to similarly titled measures reported by other companies.
We believe Adjusted EBITDA provides relevant and useful information to management, investors and other users of our financial information in evaluating the effectiveness of our operating performance in a manner that is consistent with management’s evaluation of financial and operating performance.
Adjusted EBITDA is calculated by taking net income before interest expense, net of capitalized interest, depreciation and amortization, and adjusting for the effects of certain non-cash items, other non-operating income or expense items and other items not otherwise predictive or indicative of ongoing operating performance, including the effects of modification or extinguishment of debt, impairment expense, gain or loss on disposal of assets, and changes in the fair value of our commodity derivatives prior to contractual delivery or termination. The change in fair value of commodity derivatives is considered in determining Adjusted EBITDA given that the timing of recognizing gains and losses on these derivative contracts differs from the recognition of the related item economically hedged. We believe the exclusion of these items enables investors and other users of our financial information to assess our sequential and year-over-year performance and operating trends on a more comparable basis and is consistent with management’s own evaluation of performance.
Contacts
Cheniere Partners

Investors
Randy Bhatia	713-375-5479
Frances Smith	713-375-5753

Media Relations
Randy Bhatia	713-375-5479
Bernardo Fallas	713-375-5593